Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE: January 20, 2010
(716) 842-5138

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385
M&T BANK CORPORATION ANNOUNCES 2009 FOURTH QUARTER
AND FULL-YEAR PROFITS
BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for 2009.
GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) increased to $1.04 in the fourth quarter of 2009, up 13% from 2008’s fourth quarter. GAAP-basis net income in the recent quarter totaled $137 million. Expressed as an annualized rate of return on average assets and average common stockholders’ equity, GAAP-basis net income for the fourth quarter of 2009 was .79% and 7.09%, respectively.
During the recent quarter, M&T recognized $21 million of after-tax other-than-temporary impairment charges on certain available-for-sale investment securities. However, because those investment securities were previously reflected at fair value on the consolidated balance sheet, the impairment charges did not reduce shareholders’ equity. M&T also incurred merger-related expenses of $4 million, after applicable tax effect, associated with its second quarter acquisition of Provident Bankshares Corporation (“Provident”) and with its third quarter agreement with the Federal Deposit Insurance Corporation (“FDIC”) to assume all of the deposits and acquire certain assets of Bradford Bank (“Bradford”). Aggregating $25 million, those two charges reduced diluted earnings per common share in the final
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M&T BANK CORPORATION
quarter of 2009 by $.21. GAAP-basis diluted earnings per common share and net income for the year ended December 31, 2009 were $2.89 and $380 million, respectively. Reflected in 2009’s results were $36 million of net merger-related expenses, after tax effect, or $.31 of diluted earnings per common share. GAAP-basis net income for 2009 expressed as a rate of return on average assets and average common stockholders’ equity was .56% and 5.07%, respectively.
Reflecting on M&T’s financial performance, René F. Jones, Executive Vice President and Chief Financial Officer, commented, “By sticking with our approach of providing lending and banking services in our local markets, M&T produced solid earnings for both the fourth quarter and the full-year of 2009. We were pleased to see a continued widening of our net interest margin, which improved 10 basis points to 3.71% in the quarter. That key measure has increased for three consecutive quarters. Credit costs in the fourth quarter were down slightly and continue to be below current industry experience. The tangible common equity ratio strengthened impressively during the recent quarter, and was 5.13% at the end of 2009, up from 4.89% at September 30, 2009. Finally, our 2009 acquisitions of Provident and Bradford in the Mid-Atlantic region have proved to be meaningful, both in terms of the customer base to which we now provide our banking services and in our profitability, as they supplemented M&T’s full-year diluted net operating earnings per common share by $.16.”
Diluted earnings per common share were $.92 and $.97 in the fourth quarter of 2008 and the third quarter of 2009, respectively. Net income for those respective quarters was $102 million and $128 million. Net income expressed as an annualized rate of return on average assets and average common
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stockholders’ equity for the fourth quarter of 2008 was .63% and 6.41%, respectively, compared with ..73% and 6.72%, respectively, in the third quarter of 2009. For the year ended December 31, 2008, diluted earnings per common share and net income were $5.01 and $556 million, respectively. Expressed as a rate of return on average assets and average common stockholders’ equity, net income was .85% and 8.64%, respectively, in 2008.
Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such expenses are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided herein on pages 19 and 20.
During the fourth quarter of 2009, diluted net operating earnings per common share were $1.16, up 16% from $1.00 in the similar 2008 period and 18% above $.98 in 2009’s third quarter. Net operating income for the fourth quarters of 2009 and 2008 was $151 million and $112 million, respectively, compared with $129 million in the third quarter of 2009. For the three months ended December 31, 2009, net operating income expressed as an annualized rate of return on average tangible assets and average tangible common equity was .92% and 16.73%, respectively, up
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from .72% and 15.01% in the corresponding period of 2008 and .78% and 14.87%, respectively, in 2009’s third quarter.
Diluted net operating earnings per common share were $3.54 in 2009 and $5.39 in 2008. Net operating income for 2009 and 2008 aggregated $455 million and $599 million, respectively. Net operating income in 2009 expressed as a rate of return on average tangible assets and average tangible common stockholders’ equity was .71% and 13.42%, respectively, compared with .97% and 19.63% in 2008.
Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income was $565 million during the fourth quarter of 2009, up 15% from $491 million in the similar 2008 quarter and 2% higher than $553 million in the third quarter of 2009. The growth in such income as compared with the third quarter of 2009 reflects a widening of the net interest margin, which improved to 3.71% from 3.61%. That improvement resulted from lower interest rates paid on deposits and borrowings and continued growth in noninterest-bearing deposits.
Taxable-equivalent net interest income was $2.08 billion in 2009, 6% higher than $1.96 billion in 2008. Contributing to that improvement was growth in average loans and leases outstanding, which rose 4% to $51.0 billion in 2009 from $48.8 billion in 2008, and a widening of the net interest margin, which rose to 3.49% from 3.38%. The increase in average loans and leases was attributable to the 2009 acquisition transactions and the improved net interest margin resulted from lower interest rates paid on deposits and borrowings.
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M&T BANK CORPORATION
Provision for Credit Losses/Asset Quality. The provision for credit losses was $145 million during the recently completed quarter, compared with $151 million in the corresponding 2008 period. Net charge-offs of loans were $135 million in the final quarter of 2009, representing an annualized 1.03% of average loans outstanding, improved from $144 million or 1.17% in the year-earlier quarter. During 2009’s third quarter, the provision for credit losses totaled $154 million and net charge-offs aggregated $141 million, or 1.07% of average loans outstanding. The provision for credit losses rose to $604 million for the year ended December 31, 2009 from $412 million in 2008. Net loan charge-offs in 2009 totaled $514 million, or 1.01% of average loans outstanding, compared with $383 million or .78% of average loans in 2008.
Reflecting the poor economic environment and its impact on businesses and consumers, loans classified as nonaccrual totaled $1.33 billion, or 2.56% of total loans at December 31, 2009, compared with $755 million or 1.54% a year earlier and $1.23 billion or 2.35% at September 30, 2009. Assets taken in foreclosure of defaulted loans were $95 million at December 31, 2009, compared with $100 million at December 31, 2008 and $85 million at September 30, 2009.
In an effort to assist borrowers, M&T has modified the terms of select residential real estate loans, consisting largely of loans in M&T’s portfolio of Alt-A loans. At December 31, 2009, outstanding balances of those modified loans totaled $292 million, of which $108 million were classified as nonaccrual. The remaining modified loans have demonstrated payment capability consistent with the modified terms and, accordingly, were classified as renegotiated loans and were accruing interest at the 2009 year-end.
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M&T BANK CORPORATION
Loans past due 90 days or more and accruing interest totaled $208 million at the recent year-end, including loans guaranteed by government-related entities of $193 million. Such past due loans were $159 million and $183 million at December 31, 2008 and September 30, 2009, respectively, including $114 million and $173 million of government guaranteed loans at those respective dates.
Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. Reflecting those analyses, the allowance for credit losses was $878 million at December 31, 2009, increased from $788 million a year earlier and $868 million at September 30, 2009. Beginning in 2009, GAAP requires that expected credit losses associated with loans obtained in an acquisition be reflected in the estimation of loan fair value as of each respective acquisition date and prohibits any carryover of an allowance for credit losses. Excluding loans obtained in the Provident and Bradford acquisition transactions, the allowance-to-legacy loan ratio increased to 1.83% at December 31, 2009 from 1.61% at December 31, 2008. That same ratio was 1.81% at September 30, 2009.
Noninterest Income and Expense. Excluding gains and losses from investment securities, noninterest income of $300 million in the fourth quarter of 2009 was up 13% from $265 million in the similar 2008 quarter. Also excluding gains and losses from investment securities and the $29 million gain recorded on the Bradford transaction, noninterest income in 2009’s third quarter was $296 million. On the same basis, noninterest income was $1.16 billion in 2009, 6% higher than $1.09 billion in 2008. Contributing to the improvements in the 2009 periods as compared
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M&T BANK CORPORATION
with 2008 were higher mortgage banking revenues and service charges on acquisition-related deposit accounts.
Noninterest expense in the final quarter of 2009 totaled $478 million, compared with $447 million in the year-earlier quarter and $500 million in 2009’s third quarter. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of these expenses, noninterest operating expenses were $455 million in the recent quarter, compared with $431 million in 2008’s fourth quarter and $469 million in the third quarter of 2009. Noninterest expense for the year ended December 31, 2009 totaled $1.98 billion, compared with $1.73 billion in 2008. Excluding those expenses considered to be nonoperating in nature, noninterest operating expenses were $1.83 billion in 2009 and $1.66 billion in 2008. The higher levels of operating expenses in the 2009 periods as compared with 2008 were due largely to the operations obtained in the 2009 acquisitions and higher deposit insurance assessments, including a $33 million special assessment levied by the FDIC in the second quarter of 2009. Partially offsetting those factors were reversals of the valuation allowance for capitalized residential mortgage servicing rights of $4 million in the fourth quarter and $22 million for the full year of 2009, as compared with additions to that allowance of $19 million and $16 million in those respective periods of 2008. Contributing to the decline in noninterest operating expenses from the third to the fourth quarter of 2009 were lower costs for salaries, including incentive compensation.
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M&T BANK CORPORATION
The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities and gains on merger transactions), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio improved to 52.7% in the fourth quarter of 2009 from 57.0% in the year-earlier quarter and 55.2% in the third quarter of 2009. M&T’s efficiency ratio for the years ended December 31, 2009 and 2008 was 56.5% and 54.4%, respectively. If the second quarter 2009 special assessment by the FDIC was excluded from the computation, the efficiency ratio for 2009 would have been 55.5%.
Balance Sheet. M&T had total assets of $68.9 billion at December 31, 2009, up from $65.8 billion a year earlier. Loans and leases, net of unearned discount, totaled $51.9 billion at the 2009 year-end, up 6% from $49.0 billion at December 31, 2008. Total deposits were $47.4 billion at December 31, 2009, 11% higher than $42.6 billion at the end of 2008. Deposits at domestic offices rose $7.9 billion, or 20%, to $46.4 billion at the recent year-end from $38.5 billion at December 31, 2008. When excluding the impact of the 2009 acquisition transactions, core customer deposits jumped 16% to $39.9 billion at December 31, 2009 from $34.3 billion a year earlier. That substantial rise was largely driven by a $4.0 billion or 45% increase in noninterest-bearing deposits.
Total stockholders’ equity was $7.8 billion and $6.8 billion at December 31, 2009 and 2008, representing 11.26% and 10.31% respectively, of total assets. Common stockholders’ equity was $7.0 billion, or $59.31 per share at December 31, 2009, up from $6.2 billion, or $56.29 per share, a year earlier. Tangible equity per common share was $28.27 and $25.94 at December 31,
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M&T BANK CORPORATION
2009 and 2008, respectively. In the calculation of tangible equity per common share, stockholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances, which aggregated $3.7 billion and $3.4 billion at December 31, 2009 and 2008, respectively. M&T’s tangible common equity to tangible assets ratio was 5.13% at December 31, 2009, compared with 4.59% and 4.89% at December 31, 2008 and September 30, 2009, respectively.
Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss fourth quarter and full year financial results today at 2:00 p.m. Eastern Time. Those wishing to participate in the call may dial 877-780-2276. International participants, using any applicable international calling codes, may dial 973-582-2700. Callers should reference M&T Bank Corporation or the conference ID #49940743. The conference call will be webcast live on M&T’s website at http://ir.mandtbank.com/conference.cfm. A replay of the call will be available until Friday, January 22, 2010 by calling 800-642-1687, or 706-645-9291 for international participants, and by making reference to ID #49940743. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/conference.cfm.
M&T is a bank holding company whose banking subsidiaries, M&T Bank and M&T Bank, National Association, operate branch offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey and the District of Columbia.
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M&T BANK CORPORATION
Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and required capital levels; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-
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related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.
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M&T BANK CORPORATION
Financial Highlights

	Three months ended			Year ended
	December 31			December 31
Amounts in thousands, except per share	2009	2008	Change	2009	2008	Change
Performance

Net income	$136,818	102,241	34%	$379,891	555,887	–32%
Net income available to common shareholders	122,910	101,451	21	332,006	555,096	–40

Per common share:
Basic earnings	$1.05	.92	14%	$2.90	5.04	–42%
Diluted earnings	1.04	.92	13	2.89	5.01	–42
Cash dividends	$.70	.70	—	$2.80	2.80	—

Common shares outstanding:
Average — diluted (1)	117,672	110,620	6%	114,776	110,904	3%
Period end (2)	118,298	110,444	7	118,298	110,444	7

Return on (annualized):
Average total assets	.79%	.63%		.56%	.85%
Average common stockholders’ equity	7.09%	6.41%		5.07%	8.64%

Taxable-equivalent net interest income	$564,606	491,042	15%	$2,077,577	1,961,657	6%

Yield on average earning assets	4.58%	5.35%		4.61%	5.69%
Cost of interest-bearing liabilities	1.13%	2.32%		1.40%	2.68%
Net interest spread	3.45%	3.03%		3.21%	3.01%
Contribution of interest-free funds	.26%	.34%		.28%	.37%
Net interest margin	3.71%	3.37%		3.49%	3.38%

Net charge-offs to average total net loans (annualized)	1.03%	1.17%		1.01%	.78%

Net operating results (3)

Net operating income	$150,776	111,784	35%	$455,376	598,551	–24%
Diluted net operating earnings per common share	1.16	1.00	16	3.54	5.39	–34
Return on (annualized):
Average tangible assets	.92%	.72%		.71%	.97%
Average tangible common equity	16.73%	15.01%		13.42%	19.63%
Efficiency ratio	52.69%	57.03%		56.50%	54.35%

	At December 31
	2009	2008	Change
Loan quality

Nonaccrual loans	$1,331,702	755,397	76%
Real estate and other foreclosed assets	94,604	99,617	-5%

Total nonperforming assets	$1,426,306	855,014	67%

Accruing loans past due 90 days or more	$208,080	158,991	31%

Government guaranteed loans included in totals above:
Nonaccrual loans	$38,579	32,506	19%
Accruing loans past due 90 days or more	193,495	114,183	69%

Renegotiated loans	$212,548	91,575	132%

Purchased impaired loans (4):
Outstanding customer balance	$172,772	—	—%
Carrying amount	88,170	—	—%

Nonaccrual loans to total net loans	2.56%	1.54%

Allowance for credit losses to:
M&T legacy loans	1.83%	1.61%
Total loans	1.69%	1.61%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.

(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.
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M&T BANK CORPORATION
Financial Highlights, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Amounts in thousands, except per share	2009	2009	2009	2009	2008
Performance

Net income	$136,818	127,664	51,188	64,221	102,241
Net income available to common shareholders	122,910	113,894	40,516	54,618	101,451

Per common share:
Basic earnings	$1.05	.97	.36	.49	.92
Diluted earnings	1.04	.97	.36	.49	.92
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average — diluted (1)	117,672	117,547	113,521	110,439	110,620
Period end (2)	118,298	118,156	118,012	111,132	110,444

Return on (annualized):
Average total assets	.79%	.73%	.31%	.40%	.63%
Average common stockholders’ equity	7.09%	6.72%	2.53%	3.61%	6.41%

Taxable-equivalent net interest income	$564,606	553,450	506,781	452,740	491,042

Yield on average earning assets	4.58%	4.60%	4.62%	4.65%	5.35%
Cost of interest-bearing liabilities	1.13%	1.26%	1.47%	1.74%	2.32%
Net interest spread	3.45%	3.34%	3.15%	2.91%	3.03%
Contribution of interest-free funds	.26%	.27%	.28%	.28%	.34%
Net interest margin	3.71%	3.61%	3.43%	3.19%	3.37%

Net charge-offs to average total net loans (annualized)	1.03%	1.07%	1.09%	.83%	1.17%

Net operating results (3)

Net operating income	$150,776	128,761	100,805	75,034	111,784
Diluted net operating earnings per common share	1.16	.98	.79	.59	1.00
Return on (annualized):
Average tangible assets	.92%	.78%	.64%	.50%	.72%
Average tangible common equity	16.73%	14.87%	12.08%	9.36%	15.01%
Efficiency ratio	52.69%	55.21%	60.03%	58.68%	57.03%

	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
Loan quality

Nonaccrual loans	$1,331,702	1,228,341	1,111,423	1,003,987	755,397
Real estate and other foreclosed assets	94,604	84,676	90,461	100,270	99,617

Total nonperforming assets	$1,426,306	1,313,017	1,201,884	1,104,257	855,014

Accruing loans past due 90 days or more	$208,080	182,750	155,125	142,842	158,991

Government guaranteed loans included in totals above:
Nonaccrual loans	$38,579	38,590	38,075	38,460	32,506
Accruing loans past due 90 days or more	193,495	172,701	143,886	127,237	114,183

Renegotiated loans	$212,548	190,917	170,950	130,932	91,575

Purchased impaired loans (4):
Outstanding customer balance	$172,772	209,138	170,400	—	—
Carrying amount	88,170	108,058	97,730	—	—

Nonaccrual loans to total net loans	2.56%	2.35%	2.11%	2.05%	1.54%

Allowance for credit losses to:
M&T legacy loans	1.83%	1.81%	1.76%	1.73%	1.61%
Total loans	1.69%	1.66%	1.62%	1.73%	1.61%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 20.

(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.
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14-14-14-14-14
M&T BANK CORPORATION
Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31			December 31
Dollars in thousands	2009	2008	Change	2009	2008	Change
Interest income	$692,669	774,501	–11%	$2,725,197	3,277,591	–17%
Interest expense	133,950	288,426	–54	669,449	1,337,795	–50

Net interest income	558,719	486,075	15	2,055,748	1,939,796	6

Provision for credit losses	145,000	151,000	–4	604,000	412,000	47

Net interest income after provision for credit losses	413,719	335,075	23	1,451,748	1,527,796	–5

Other income
Mortgage banking revenues	50,176	39,721	26	207,561	156,012	33
Service charges on deposit accounts	127,185	106,367	20	469,195	430,532	9
Trust income	29,660	36,630	–19	128,568	156,149	–18
Brokerage services income	14,396	15,284	–6	57,611	64,186	–10
Trading account and foreign exchange gains	6,669	2,003	233	23,125	17,630	31
Gain on bank investment securities	354	392	—	1,165	34,470	—
Total other-than-temporary impairment (“OTTI”) losses	(61,626)	(23,896)	—	(264,363)	(182,221)	—
Portion of OTTI losses recognized in other comprehensive income (before taxes)	27,330	—	—	126,066	—	—

Net OTTI losses recognized in earnings	(34,296)	(23,896)	—	(138,297)	(182,221)	—
Equity in earnings of Bayview Lending Group LLC	(10,635)	(8,687)	—	(25,898)	(37,453)	—
Other revenues from operations	82,381	73,603	12	325,076	299,674	8

Total other income	265,890	241,417	10	1,048,106	938,979	12

Other expense
Salaries and employee benefits	247,080	232,410	6	1,001,873	957,086	5
Equipment and net occupancy	53,703	47,795	12	211,391	188,845	12
Printing, postage and supplies	9,338	8,401	11	38,216	35,860	7
Amortization of core deposit and other intangible assets	16,730	15,708	7	64,255	66,646	–4
Deposit insurance	19,902	2,094	850	96,519	6,689	1,343
Other costs of operations	131,698	140,411	–6	568,309	471,870	20

Total other expense	478,451	446,819	7	1,980,563	1,726,996	15

Income before income taxes	201,158	129,673	55	519,291	739,779	–30

Applicable income taxes	64,340	27,432	135	139,400	183,892	–24

Net income	$136,818	102,241	34%	$379,891	555,887	–32%

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15-15-15-15-15
M&T BANK CORPORATION
Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2009	2009	2009	2009	2008
Interest income	$692,669	700,593	677,423	654,512	774,501
Interest expense	133,950	152,938	175,856	206,705	288,426

Net interest income	558,719	547,655	501,567	447,807	486,075

Provision for credit losses	145,000	154,000	147,000	158,000	151,000

Net interest income after provision for credit losses	413,719	393,655	354,567	289,807	335,075

Other income
Mortgage banking revenues	50,176	48,169	52,983	56,233	39,721
Service charges on deposit accounts	127,185	128,502	112,479	101,029	106,367
Trust income	29,660	31,586	32,442	34,880	36,630
Brokerage services income	14,396	14,329	13,493	15,393	15,284
Trading account and foreign exchange gains	6,669	7,478	7,543	1,435	2,003
Gain (loss) on bank investment securities	354	(56)	292	575	392
Total other-than-temporary impairment (“OTTI”) losses	(61,626)	(64,232)	(75,697)	(62,808)	(23,896)
Portion of OTTI losses recognized in other comprehensive income (before taxes)	27,330	17,199	50,928	30,609	—

Net OTTI losses recognized in earnings	(34,296)	(47,033)	(24,769)	(32,199)	(23,896)
Equity in earnings of Bayview Lending Group LLC	(10,635)	(10,912)	(207)	(4,144)	(8,687)
Other revenues from operations	82,381	106,163	77,393	59,139	73,603

Total other income	265,890	278,226	271,649	232,341	241,417

Other expense
Salaries and employee benefits	247,080	255,449	249,952	249,392	232,410
Equipment and net occupancy	53,703	58,195	51,321	48,172	47,795
Printing, postage and supplies	9,338	8,229	11,554	9,095	8,401
Amortization of core deposit and other intangible assets	16,730	16,924	15,231	15,370	15,708
Deposit insurance	19,902	21,124	49,637	5,856	2,094
Other costs of operations	131,698	140,135	186,015	110,461	140,411

Total other expense	478,451	500,056	563,710	438,346	446,819

Income before income taxes	201,158	171,825	62,506	83,802	129,673

Applicable income taxes	64,340	44,161	11,318	19,581	27,432

Net income	$136,818	127,664	51,188	64,221	102,241

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16-16-16-16-16
M&T BANK CORPORATION
Condensed Consolidated Balance Sheet

	December 31
Dollars in thousands	2009	2008	Change
ASSETS

Cash and due from banks	$1,226,223	1,546,804	–21%

Interest-bearing deposits at banks	133,335	10,284	1,197

Federal funds sold and agreements to resell securities	20,119	111,347	–82

Trading account assets	386,984	617,821	–37

Investment securities	7,780,609	7,919,207	–2

Loans and leases:

Commercial, financial, etc.	13,479,447	14,261,882	–5
Real estate — commercial	20,949,931	18,837,665	11
Real estate — consumer	5,463,463	4,904,424	11
Consumer	12,043,845	10,996,492	10

Total loans and leases, net of unearned discount	51,936,686	49,000,463	6
Less: allowance for credit losses	878,022	787,904	11

Net loans and leases	51,058,664	48,212,559	6

Goodwill	3,524,625	3,192,128	10

Core deposit and other intangible assets	182,418	183,496	–1

Other assets	4,567,422	4,022,111	14

Total assets	$68,880,399	65,815,757	5%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Noninterest-bearing deposits at U.S. offices	$13,794,636	8,856,114	56%

Other deposits at U.S. offices	32,604,764	29,677,163	10

Deposits at foreign office	1,050,438	4,047,986	–74

Total deposits	47,449,838	42,581,263	11

Short-term borrowings	2,442,582	3,009,735	–19

Accrued interest and other liabilities	995,056	1,364,879	–27

Long-term borrowings	10,240,016	12,075,149	–15

Total liabilities	61,127,492	59,031,026	4

Stockholders’ equity:

Preferred	730,235	567,463	29
Common (1)	7,022,672	6,217,268	13

Total stockholders’ equity	7,752,907	6,784,731	14

Total liabilities and stockholders’ equity	$68,880,399	65,815,757	5%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $336.0 million at December 31, 2009 and $736.9 million at December 31, 2008.

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17-17-17-17-17
M&T BANK CORPORATION
Condensed Consolidated Balance Sheet, Five Quarter Trend

	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2009	2009	2009	2009	2008
ASSETS

Cash and due from banks	$1,226,223	1,356,508	1,148,428	1,117,845	1,546,804

Interest-bearing deposits at banks	133,335	54,443	59,950	27,374	10,284

Federal funds sold and agreements to resell securities	20,119	17,206	2,300	125,800	111,347

Trading account assets	386,984	497,064	495,324	591,802	617,821

Investment securities	7,780,609	7,634,262	8,155,434	7,686,845	7,919,207

Loans and leases:

Commercial, financial, etc.	13,479,447	13,517,538	14,180,609	13,986,663	14,261,882
Real estate — commercial	20,949,931	21,007,376	20,787,198	18,833,865	18,837,665
Real estate — consumer	5,463,463	5,427,260	5,471,775	5,171,953	4,904,424
Consumer	12,043,845	12,251,598	12,275,062	10,925,659	10,996,492

Total loans and leases, net of unearned discount	51,936,686	52,203,772	52,714,644	48,918,140	49,000,463
Less: allowance for credit losses	878,022	867,874	855,365	845,971	787,904

Net loans and leases	51,058,664	51,335,898	51,859,279	48,072,169	48,212,559

Goodwill	3,524,625	3,524,625	3,524,625	3,192,128	3,192,128

Core deposit and other intangible assets	182,418	199,148	216,072	168,126	183,496

Other assets	4,567,422	4,378,296	4,451,805	3,901,106	4,022,111

Total assets	$68,880,399	68,997,450	69,913,217	64,883,195	65,815,757

LIABILITIES AND STOCKHOLDERS’ EQUITY

Noninterest-bearing deposits at U.S. offices	$13,794,636	12,730,083	12,403,999	9,544,932	8,856,114

Other deposits at U.S. offices	32,604,764	32,813,698	33,265,704	30,763,204	29,677,163

Deposits at foreign office	1,050,438	1,318,070	1,085,004	2,169,220	4,047,986

Total deposits	47,449,838	46,861,851	46,754,707	42,477,356	42,581,263

Short-term borrowings	2,442,582	2,927,268	2,951,149	2,641,811	3,009,735

Accrued interest and other liabilities	995,056	1,241,576	1,238,959	1,326,545	1,364,879

Long-term borrowings	10,240,016	10,354,392	11,568,238	11,535,644	12,075,149

Total liabilities	61,127,492	61,385,087	62,513,053	57,981,356	59,031,026

Stockholders’ equity:
Preferred	730,235	727,748	725,472	568,284	567,463
Common (1)	7,022,672	6,884,615	6,674,692	6,333,555	6,217,268

Total stockholders’ equity	7,752,907	7,612,363	7,400,164	6,901,839	6,784,731

Total liabilities and stockholders’ equity	$68,880,399	68,997,450	69,913,217	64,883,195	65,815,757

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $336.0 million at December 31, 2009, $419.3 million at September 30, 2009, $580.8 million at June 30, 2009, $622.4 million at March 31, 2009, and $736.9 million at December 31, 2008.
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18-18-18-18-18
M&T BANK CORPORATION
Condensed Consolidated Average Balance Sheet
and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Year ended
	December 31,		December 31,		September 30,		December 31, 2009 from		December 31
	2009		2008		2009		December 31,	September 30,	2009		2008		Change in
Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate	2008	2009	Balance	Rate	Balance	Rate	balance
ASSETS

Interest-bearing deposits at banks	$74	.08%	13	.55%	66	.04%	470%	12%	$50	.07%	10	1.07%	397%

Federal funds sold and agreements to resell securities	23	.19	103	.41	11	.58	–77	103	52	.25	109	1.91	–52

Trading account assets	70	.66	99	3.16	83	.82	–29	–15	87	.74	79	1.95	9

Investment securities	8,197	4.63	8,894	4.90	8,420	4.81	–8	–3	8,403	4.79	8,973	5.05	–6

Loans and leases, net of unearned discount
Commercial, financial, etc.	13,527	3.87	14,213	4.74	13,801	3.78	–5	–2	13,855	3.79	13,802	5.24	—
Real estate — commercial	20,950	4.48	18,666	5.55	20,843	4.48	12	1	20,085	4.45	18,428	5.82	9
Real estate — consumer	5,457	5.37	4,904	5.85	5,429	5.43	11	1	5,297	5.45	5,465	6.03	–3
Consumer	12,153	5.32	11,027	6.08	12,247	5.37	10	–1	11,722	5.43	11,150	6.43	5

Total loans and leases, net	52,087	4.59	48,810	5.45	52,320	4.58	7	—	50,959	4.60	48,845	5.82	4

Total earning assets	60,451	4.58	57,919	5.35	60,900	4.60	4	–1	59,551	4.61	58,016	5.69	3

Goodwill	3,525		3,192		3,525		10	—	3,393		3,193		6

Core deposit and other intangible assets	191		191		208		—	–8	191		214		–11

Other assets	4,752		3,640		4,521		31	5	4,337		3,709		17

Total assets	$68,919		64,942		69,154		6%	—%	$67,472		65,132		4%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$579	.18	528	.45	541	.21	10%	7%	$543	.21	502	.58	8%
Savings deposits	24,237	.36	19,540	1.27	23,367	.37	24	4	22,832	.49	18,170	1.37	26
Time deposits	8,304	1.89	9,388	3.06	9,246	2.17	–12	–10	8,782	2.35	9,583	3.45	–8
Deposits at foreign office	1,300	.11	2,985	.71	1,444	.13	–56	–10	1,665	.14	3,986	2.12	–58

Total interest-bearing deposits	34,420	.72	32,441	1.72	34,598	.84	6	–1	33,822	.95	32,241	2.07	5

Short-term borrowings	2,308	.17	4,950	.82	2,663	.26	–53	–13	2,911	.24	6,086	2.34	–52
Long-term borrowings	10,253	2.73	12,058	4.55	11,008	2.80	–15	–7	11,092	3.07	11,605	4.56	–4

Total interest-bearing liabilities	46,981	1.13	49,449	2.32	48,269	1.26	–5	–3	47,825	1.40	49,932	2.68	–4

Noninterest-bearing deposits	12,945		8,006		12,122		62	7	11,054		7,674		44

Other liabilities	1,307		1,133		1,242		15	5	1,311		1,089		20

Total liabilities	61,233		58,588		61,633		5	–1	60,190		58,695		3

Stockholders’ equity	7,686		6,354		7,521		21	2	7,282		6,437		13

Total liabilities and stockholders’ equity	$68,919		64,942		69,154		6%	—%	$67,472		65,132		4%

Net interest spread		3.45		3.03		3.34				3.21		3.01
Contribution of interest-free funds		.26		.34		.27				.28		.37
Net interest margin		3.71%		3.37%		3.61%				3.49%		3.38%
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19-19-19-19-19
M&T BANK CORPORATION
Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Year ended
	December 31		December 31
	2009	2008	2009	2008
Income statement data
In thousands, except per share
Net income
Net income	$136,818	102,241	$379,891	555,887
Amortization of core deposit and other intangible assets (1)	10,152	9,543	39,006	40,504
Merger-related gain (1)	—	—	(17,684)	—
Merger-related expenses (1)	3,806	—	54,163	2,160

Net operating income	$150,776	111,784	$455,376	598,551

Earnings per common share
Diluted earnings per common share	$1.04	.92	$2.89	5.01
Amortization of core deposit and other intangible assets (1)	.09	.08	.34	.36
Merger-related gain (1)	—	—	(.15)	—
Merger-related expenses (1)	.03	—	.46	.02

Diluted net operating earnings per common share	$1.16	1.00	$3.54	5.39

Other expense
Other expense	$478,451	446,819	$1,980,563	1,726,996
Amortization of core deposit and other intangible assets	(16,730)	(15,708)	(64,255)	(66,646)
Merger-related expenses	(6,264)	—	(89,157)	(3,547)

Noninterest operating expense	$455,457	431,111	$1,827,151	1,656,803

Merger-related expenses
Salaries and employee benefits	$381	—	$10,030	62
Equipment and net occupancy	545	—	2,975	49
Printing, postage and supplies	233	—	3,677	367
Other costs of operations	5,105	—	72,475	3,069

Total	$6,264	—	$89,157	3,547

Balance sheet data
In millions
Average assets
Average assets	$68,919	64,942	$67,472	65,132
Goodwill	(3,525)	(3,192)	(3,393)	(3,193)
Core deposit and other intangible assets	(191)	(191)	(191)	(214)
Deferred taxes	37	25	33	30

Average tangible assets	$65,240	61,584	$63,921	61,755

Average common equity
Average total equity	$7,686	6,354	$7,282	6,437
Preferred stock	(729)	(55)	(666)	(14)

Average common equity	6,957	6,299	6,616	6,423
Goodwill	(3,525)	(3,192)	(3,393)	(3,193)
Core deposit and other intangible assets	(191)	(191)	(191)	(214)
Deferred taxes	37	25	33	30

Average tangible common equity	$3,278	2,941	$3,065	3,046

At end of quarter
Total assets
Total assets	$68,880	65,816	$68,880	65,816
Goodwill	(3,525)	(3,192)	(3,525)	(3,192)
Core deposit and other intangible assets	(182)	(183)	(182)	(183)
Deferred taxes	35	23	35	23

Total tangible assets	$65,208	62,464	$65,208	62,464

Total common equity
Total equity	$7,753	6,785	$7,753	6,785
Preferred stock	(730)	(568)	(730)	(568)
Unamortized discount and undeclared dividends — preferred stock	(6)	—	(6)	—

Total common equity	7,017	6,217	7,017	6,217
Goodwill	(3,525)	(3,192)	(3,525)	(3,192)
Core deposit and other intangible assets	(182)	(183)	(182)	(183)
Deferred taxes	35	23	35	23

Total tangible common equity	$3,345	2,865	$3,345	2,865

(1)	After any related tax effect.

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20-20-20-20-20
M&T BANK CORPORATION
Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
Income statement data
In thousands, except per share
Net income
Net income	$136,818	127,664	51,188	64,221	102,241
Amortization of core deposit and other intangible assets (1)	10,152	10,270	9,247	9,337	9,543
Merger-related gain (1)	—	(17,684)	—	—	—
Merger-related expenses (1)	3,806	8,511	40,370	1,476	—

Net operating income	$150,776	128,761	100,805	75,034	111,784

Earnings per common share
Diluted earnings per common share	$1.04	.97	.36	.49	.92
Amortization of core deposit and other intangible assets (1)	.09	.09	.08	.09	.08
Merger-related gain (1)	—	(.15)	—	—	—
Merger-related expenses (1)	.03	.07	.35	.01	—

Diluted net operating earnings per common share	$1.16	.98	.79	.59	1.00

Other expense
Other expense	$478,451	500,056	563,710	438,346	446,819
Amortization of core deposit and other intangible assets	(16,730)	(16,924)	(15,231)	(15,370)	(15,708)
Merger-related expenses	(6,264)	(14,010)	(66,457)	(2,426)	—

Noninterest operating expense	$455,457	469,122	482,022	420,550	431,111

Merger-related expenses
Salaries and employee benefits	$381	870	8,768	11	—
Equipment and net occupancy	545	1,845	581	4	—
Printing, postage and supplies	233	629	2,514	301	—
Other costs of operations	5,105	10,666	54,594	2,110	—

Total	$6,264	14,010	66,457	2,426	—

Balance sheet data
In millions
Average assets
Average assets	$68,919	69,154	66,984	64,766	64,942
Goodwill	(3,525)	(3,525)	(3,326)	(3,192)	(3,192)
Core deposit and other intangible assets	(191)	(208)	(188)	(176)	(191)
Deferred taxes	37	41	30	22	25

Average tangible assets	$65,240	65,462	63,500	61,420	61,584

Average common equity
Average total equity	$7,686	7,521	7,127	6,780	6,354
Preferred stock	(729)	(727)	(636)	(568)	(55)

Average common equity	6,957	6,794	6,491	6,212	6,299
Goodwill	(3,525)	(3,525)	(3,326)	(3,192)	(3,192)
Core deposit and other intangible assets	(191)	(208)	(188)	(176)	(191)
Deferred taxes	37	41	30	22	25

Average tangible common equity	$3,278	3,102	3,007	2,866	2,941

At end of quarter
Total assets
Total assets	$68,880	68,997	69,913	64,883	65,816
Goodwill	(3,525)	(3,525)	(3,525)	(3,192)	(3,192)
Core deposit and other intangible assets	(182)	(199)	(216)	(168)	(183)
Deferred taxes	35	39	43	21	23

Total tangible assets	$65,208	65,312	66,215	61,544	62,464

Total common equity
Total equity	$7,753	7,612	7,400	6,902	6,785
Preferred stock	(730)	(728)	(725)	(568)	(568)
Unamortized discount and undeclared dividends — preferred stock	(6)	(5)	(6)	(5)	—

Total common equity	7,017	6,879	6,669	6,329	6,217
Goodwill	(3,525)	(3,525)	(3,525)	(3,192)	(3,192)
Core deposit and other intangible assets	(182)	(199)	(216)	(168)	(183)
Deferred taxes	35	39	43	21	23

Total tangible common equity	$3,345	3,194	2,971	2,990	2,865

(1)	After any related tax effect.
###